                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES AMENDMENTS ACT OF 1934

         Check the appropriate box:
         /X/        Preliminary Information Statement
         / /        Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
         / /        Definitive Information Statement


                              INETVISIONZ.COM, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

         /X/        No fee required
         / /        Fee computed on table below per Amendments Act
                    Rules 14c-5(g) and 0-11.

                    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

                    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

                    (3) Per unit price or other underlying value of transaction computed pursuant to Amendments Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                              $___ per share*
--------------------------------------------------------------------------------

                    (4)       Proposed maximum aggregate value of transaction:

                              $-------
--------------------------------------------------------------------------------

                    (5)       Total fee paid:

                              $----------
--------------------------------------------------------------------------------

/ /      Check box if any part of the fee is offset as provided by Amendments
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                    (1)       Amount previously paid:

--------------------------------------------------------------------------------

                    (2)       Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

                    (3)       Filing party:

--------------------------------------------------------------------------------

                    (4)       Date filed:

--------------------------------------------------------------------------------

                    copies to:        Lawrence W. Horwitz, Esq.
                                      Horwitz & Beam
                                      Two Venture Plaza, Suite 350
                                      Irvine, CA 92618
                                      Telephone: (949) 453-0300
                                      Facsimile: (949) 453-9416

                              INETVISIONZ.COM, INC.
                     6033 WEST CENTURY BOULEVARD, SUITE 500
                              LOS ANGELES, CA 90045

        This is to inform you that on August 29, 2000, the Board of Directors of Inetvisionz.com, Inc. (the "Company") approved and recommended that the following amendments to the Company's Articles of Incorporation (the "Charter Amendments") be adopted:

        1. to change the name of the Company to "Inetvisionz, Inc.";

        2. to increase the number of authorized shares of common stock, par value $.001 (the "Common Stock"), of the Company to 100,000,000 shares from 71,428,572 shares, with certain voting, dividends and liquidation rights;

        3. to authorize a class of preferred stock, par value $.001 (the "Preferred Stock"), of the Company, consisting of 10,000,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company's board of directors from time to time;

        4. to designate 2,000,000 shares of Preferred Stock "Series A Preferred Stock", with such rights, preferences, privileges and restrictions as fixed by the Company's board of directors in a certificate of designations which the board of directors shall have authority to execute and file as required by law.

        On August 29, 2000, the holders of 50.4% of the outstanding shares of Common Stock executed a written consent adopting these Charter Amendments. Pursuant to the provisions of Delaware law and the Company's Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Charter Amendments by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other shareholders. This written consent assures that the Charter Amendments will occur without your vote. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action. This notice, which is being sent to all holders of record on August 29, 2000, is intended to serve as such notice under Delaware law and as the Information Statement required by the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        Please note that this is not an offer to purchase your shares.

        The date of this information statement is October 10, 2000.

                                                Sincerely,

                                                /s/ Noreen Khan
                                                --------------------------
                                                Noreen Khan, President

                              TABLE OF CONTENTS TO

                                  SCHEDULE 14C
                              INFORMATION STATEMENT

                                                                                             PAGE
                                                                                             ----
INTRODUCTION....................................................................................1

QUESTIONS AND ANSWERS ABOUT THE AMENDMENTS......................................................2

AMENDMENT TO THE ARTICLES OF INCORPORATION......................................................3
         Proposal and Board Recommendation......................................................3

DESCRIPTION OF SECURITIES.......................................................................5
         Description of Common Stock............................................................5
         Description of Preferred Stock.........................................................5

SECURITY OWNERSHIP..............................................................................8

FINANCIAL INFORMATION...........................................................................9

MANAGEMENT DISCUSSION AND ANALYSIS.............................................................10

ANNEX A  Certificate of Amendment to Articles of Incorporation ...............................A-1

ANNEX B  Certificate of Designations..........................................................B-1

ANNEX C  Written Consent of the Holders of a Majority of the Common Stock
         of Inetvisionz.com, Inc., dated August 29, 2000......................................C-1

ANNEX D  Written Consent of the Directors of Inetvisionz.com, Inc.,
         dated August 29, 2000................................................................D-1


ANNEX E  Financial Statements.................................................................E-1


                                  INTRODUCTION

        On August 29, 2000, the Board of Directors of Inetvisionz.com, Inc. (the "Company") approved and recommended that the following amendments to the Company's Articles of Incorporation (the "Charter Amendments") be adopted:

        1. to change the name of the Company to "Inetvisionz, Inc.";

        2. to increase the number of authorized shares of common stock, par value $.001 ("Common Stock"), of the Company to 100,000,000 shares from 71,428,572 shares, with certain voting, dividends and liquidation rights;

        3. to authorize a new class consisting of 10,000,000 shares of preferred stock, par value $.001 ("Preferred Stock"), of the Company, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company's board of directors from time to time;

        4. to designate 2,000,000 shares of Preferred Stock "Series A Preferred Stock", with such rights, preferences, privileges and restrictions as fixed by the Company's board of directors in a certificate of designations ("Certificate of Designations") which the board of directors shall have authority to file as required by law.

        On August 29, 2000, the holders of 50.4% of the outstanding shares of Common Stock executed a written consent adopting these Charter Amendments. As of the close of business on August 29, 2000, Company records indicated that 11,840,959 shares of the Company's Common Stock were issued and outstanding.

        A copy of the Charter Amendments is attached hereto as Annex A, and incorporated herein by reference. A copy of the Certificate of Designations is attached hereto as Annex B, and incorporated herein by reference.

        The Board of Directors determined that the increase of Common Stock and the authorization of the "blank- check" Preferred Stock would allow the Company to meet its future financing requirements and to utilize equity, rather than cash, to complete strategic acquisitions. In addition, by authorizing the Board of Directors to issue various series of Preferred Stock without additional shareholder approval, the Company will have flexibility to take advantage of financing opportunities in a competitive environment. The Board of Directors currently intends to authorize the creation of a Series A Convertible Preferred Stock upon the effectiveness of the Charter Amendments.

        This Information Statement is being mailed on or about October ___, 2000 to holders of record of Common Stock at the close of business on August 29, 2000 pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C promulgated thereunder. The written consent of the majority of shareholders of the Company adopting the Charter Amendments will be effective on or about twenty (20) days following the mailing of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                   QUESTIONS AND ANSWERS ABOUT THE AMENDMENTS

Q.      Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Charter Amendments even though your vote is neither required nor requested to complete the Charter Amendments.

Q.      What will I receive if the Charter Amendments is completed?

A.      Nothing. The Charter Amendment will only modify the Articles of
        Incorporation.

Q.      When do you expect the Amendments to be completed?

A. The Charter Amendments have been completed and the Company expects to file them at least 20 days after an information statement will be sent to you.

Q.      Why am I not being asked to vote?

A. The Majority Stockholders own enough Shares to approve the Charter Amendments without your vote, and have already given their approval of the Charter Amendments.

Q.      What do I need to do now?

A. Nothing. This Information Statement is purely for your information, and does not require or request you to do anything. If you need information about the Amendments, please contact the Information Agent.

Q.      Whom can I call with questions?

A. If you have any questions about the Amendments, please contact Noreen Khan at (310) 338-9822 (the "Information Agent").

        For more detailed information on the Company, including financial statements, you may refer to the Company's Form 10-SB and Schedule 14A, filed with the SEC on January 11, 2000, or to the Company's latest Amended Form 10-SB filed with the SEC on September 11, 2000. For the latest quarterly available reported information you may also refer to the Company's Form 10-QSB filed with the SEC on August 21, 2000. These documents are available on the SEC's EDGAR database at www.sec.gov or can be requested by calling the Information Agent.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

                       PROPOSALS AND BOARD RECOMMENDATION

        On August 29, 2000, our Board of Directors, believing it to be in the best interests of the Company and its shareholders, approved, and recommended that the shareholders of the company approve an amendment to Article I of the company's Articles of Incorporation to change the name of the Company to "Inetvisionz, Inc." and, an amendment to Article IV of the Company's Articles of Incorporation to: (i) increase the number of authorized shares of common stock, par value $.001 (the "Common Stock"), of the Company to 100,000,000 shares from 71,428,572 shares, with certain voting and dividend rights; and, (ii) authorize a class of blank check preferred stock, par value $.001, of the Company, consisting of 10,000,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company's Board of Directors from time to time in a certificate of designations which the board of directors shall have authority to file from time to time as required by law. A copy of the Charter Amendments is included in Annex A.

        (A) CHANGE TO THE COMPANY'S NAME. The Company's current name is Inetvisionz.com, Inc. The Company is in the business of providing educational training and consulting services, mainly through classroom based instruction at its Los Angeles physical facilities. The Board of Directors believes that the ".com" suffix does not accurately characterize the present operations of the Company and that it is in the best interest of the Company to delete the ".com" suffix from the Company's name and to rename the Company "iNetVisionz, Inc."

        (B) INCREASE IN AUTHORIZED COMMON STOCK OF THE COMPANY. The Company's Articles of Incorporation currently authorize the Company to issue up to 71,428,572 shares of Common Stock. As of August 29, 2000, Company records indicate that the Company had issued and outstanding 11,840,959 shares of Common Stock and had reserved an additional 1,816,000 shares of Common Stock for issuance upon exercise of outstanding warrants and options of the Company. As a result, the number of authorized, non-designated shares of Common Stock available for issuance by the Company in the future has been reduced, and the Company's flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been diminished. The Board of Directors believes that by increasing the number of shares of authorized Common Stock to 100,000,000 shares from 71,428,572 shares, the Company will improve its ability to take such actions. The Board of Directors also believes that it would be beneficial to state the voting, dividends and liquidation rights of the Common Stock in the articles of incorporation.

        (C) AUTHORIZATION OF "BLANK CHECK" PREFERRED STOCK. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the board of directors of a company. Upon effectiveness of the Charter Amendments, the Board of Directors of the Company will be entitled to authorize the designation and issuance of up to 10,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the board's sole discretion, with no further authorization by shareholders required for the creation and issuance thereof. When required by law and in accordance with the provisions of Section 151 of the General Corporations Law of the state of Delaware, the Board of Directors of the Corporation shall have the express authority to execute, acknowledge and file a certificate of designations setting forth, any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the stock. The Board of Directors believes that having such blank check Preferred Stock available for, among other things, the proposed financing transaction described below, as well as possible issuances in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or businesses, and otherwise, is in the best interest of the Company and its shareholders.

        (D) DESIGNATION OF SERIES A PREFERRED STOCK. Pursuant to its authority to designate and issue the foregoing blank check Preferred Stock, the Board of Directors intends to designate 2,000,000 shares of its authorized Preferred Stock as Series A Preferred Stock at $0.001 par value. All powers, designations, preferences, rights, qualifications, limitations or restrictions on the Series A Preferred Stock are set forth in a certificate of designations, the full text of which is included as Annex B, that the Board of Directors executed on August 29, 2000 and that the Company intends to file with the Delaware Secretary of State at least 20 days after an information statement is sent to the shareholders.

        APPROVAL BY SHAREHOLDERS. As of August 29, 2000, the Company had 11,840,959 shares of its Common Stock issued and outstanding. As of this same date, shareholders representing 5,992,435 shares of Common Stock, or 50.4% of the issued and outstanding shares of Common Stock, approved the proposals to amend the Company's Articles of Incorporation to: (i) change the Company's name to Inetvisionz, Inc.; (ii) increase the number of authorized shares of Common Stock of the Company to 100,000,000 shares from 71,428,572 shares; with certain voting, dividend and liquidation rights; (iii) authorize a class of blank check Preferred Stock, par value $.001, of the Company, consisting of 10,000,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company's board of directors from time to time; and, (iv) designate 2,000,000 of these shares Series A Preferred Stock, with such rights, preferences, privileges and restrictions as fixed by the Company's board of directors in a certificate of designations which the board of directors shall have authority to file from time to time as required by law. The full text of the Charter Amendments in included as Annex A of this Information Statement. Pursuant to the provisions of Delaware law and the Company's Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Charter Amendments by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other shareholders. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action. This notice, which is being sent to all holders of record on August 29, 2000, is intended to serve as such notice under Delaware law and as the Information Statement required by the Exchange Act.

        The Company anticipates that the Charter Amendments will be effective 20 days after the mailing of this Information Statement, ________, 2000 or shortly thereafter.

        THE CHARTER AMENDMENTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE CHARTER AMENDMENTS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT (THE "INFORMATION STATEMENT") DESIGNED TO INFORM YOU OF THE AMENDMENTS THAT WILL OCCUR IF THE AMENDMENTS ARE COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENTS AND THE BACKGROUND OF THESE TRANSACTIONS.

        PLEASE NOTE ALSO THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

                            DESCRIPTION OF SECURITIES

DESCRIPTION OF COMMON STOCK

        After adoption of the Charter Amendments, the Company's Articles of Incorporation will authorize the issuance of 100,000,000 shares of common stock, $.001 par value per share, of which 11,840,959 shares were outstanding on August 29, 2000. All of the outstanding shares of Common Stock are fully paid and non-assessable.

        VOTING RIGHTS. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders.

        DIVIDENDS; LIQUIDATION. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available therefor. The Company does not currently anticipate paying any dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

        OTHER. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

        TRANSFER AGENT. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent for its Common Stock is Alpha Tech Stock Transfer, whose address is 929 E. Spiers, Draper, Utah 84020.

        REGISTRATION RIGHTS. The Company has currently granted piggyback registration rights with respect to approximately 1,816,000 shares of its Common Stock issuable pursuant to outstanding options and warrants. In addition, in connection with the Proposed Transaction (this term is defined below under the Proposed Issuance section) the Company may enter into any registration rights agreement obligating the Company to register the resale of any shares of Common Stock received upon conversion.

DESCRIPTION OF PREFERRED STOCK

        After adoption of the Charter Amendments, the Company's Articles of Incorporation will authorize the issuance of up to 10,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock") in one or more series with such limitations and restrictions as may be determined in the board's sole discretion, with no further authorization by shareholders required for the creation and issuance thereof. Shares of Preferred Stock will be registered on the books of the Company. The Company currently anticipates that the Preferred Stock will not be registered with the Commission pursuant to Securities Exchange Act of 1934, as amended. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws.

PROPOSED ISSUANCE

        The Board of Directors intends to issue 1,833,333 shares of convertible preferred stock to certain accredited investors (the "Proposed Transaction"). Upon the effectiveness of the Charter Amendments, the Board of Directors intends to designate a series of preferred stock entitled the Series A Convertible Preferred Stock (the "Series A Shares") for issuance in connection with the Proposed Transaction. The issuance of the Series A Shares is subject to various conditions, including approval of the Charter Amendments, negotiation and execution of documentation mutually acceptable to the Company and the Preferred Investors and other terms customary for a private placement of equity. The Company currently anticipates that the material terms of the Shares will include:

        PRIORITY VALUE. The Series A Shares will have preference in liquidation distributions (to the extent of the Offering Price per Share) over the Company's Common Stock. In the event of any Liquidation Event, the holders of Series A Shares will be entitled to receive $1.00 per Series A Share before the holders of Common Stock receive any distributions. A "LIQUIDATION EVENT" means any liquidation, dissolution or winding-up of the Company.

        CONVERSION RIGHTS. Each Share is convertible into one share of the Company's Common Stock. In the event the shares of common stock of the Company close at a trading price (the average between the bid and ask) of at least $1.50 for 15 consecutive trading days, then the Company shall have the right to require the conversion of the preferred stock in accordance with the terms of the placement. If the gross revenues of the Company for calendar 2000 are $5.0 million or greater, there will be no adjustment to the conversion ratio. If such gross revenues are less than $5.0 million, the conversion ratio will be reduced on a pro rata basis. For example, if the 2000 gross revenues are $4.0 million, the conversion ratio will be reduced by 20% so that four Shares shall be convertible into five shares of common stock.

        DIVIDENDS. In the event that the Company shall declare a distribution payable wholly or partially in securities or in cash, each Series A Share has a quarterly cumulative dividend of $0.025 per share accruing each January 1, April 1, July 1 and October 1, commencing on October 1, 2000. The dividend accrual on October 1, 2000 and January 1, 2001 will be pro rated to actual date of issuance.

        REGISTRATION RIGHTS. The Company is obligated to register the underlying shares of Common Stock in any subsequent registration statement filed by the Company with the Securities and Exchange Commission, so that holders of the Convertible Preferred Stock shall, after conversion into Common Shares, be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company are being sold pursuant to any such registration statement, subject to lock-up provisions as may be proposed by the underwriter or the Company, not to exceed 90 days from the effective date of such registration statement (the "Piggyback Registration Right").

        VOTING. The Series A Shares will be entitled to votes equal to the number of shares of Common Stock into which such Shares are convertible.

        PROTECTIVE RIGHTS. The conversion ratio of the Series A Shares will be adjusted in the event of any stock splits, stock dividends, or other adjustments to the Company's capital structure.

        INFORMATION RIGHTS. The Company will provide holders of Series A Shares with all notices, reports and other information provided the holders of the Company's Common Stock.

        RESTRICTIONS ON TRANSFERABILITY. The Series A Shares offered hereby have not been registered pursuant to the Securities Act and are offered for sale under applicable exemptions from registration. Persons acquiring Series A Shares may not transfer or dispose of such securities unless the shares are registered or an exemption from registration is then available, in the opinion of counsel to the Company.

        The Series A Shares, when issued, will be "RESTRICTED SECURITIES" as defined in Rule 144 and generally may be sold publicly only after a registration statement becomes effective, in reliance upon Rule 144, or in reliance on another applicable exemption from registration requirements of the Securities Act. The discussion of restrictions on transferability set forth herein is not intended to be comprehensive.

POSSIBLE ANTI-TAKEOVER EFFECTS

        In addition to financing purposes, the Company could also issue shares of Common Stock or Preferred Stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, this action will be in the best interest of the shareholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares also could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Common or Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders of the Company.

DILUTIVE EFFECT OF ADDITIONAL STOCK

        "Dilution" represents the difference between the offering price per Preferred Share and the net tangible book value per share of Common Stock immediately after the completion of this Offering. "Net tangible book value" is the amount that results from subtracting the total liabilities of the Company from its total tangible assets. Dilution arises mainly from an arbitrary decision by the Company with respect to the offering price per Preferred Share. Shareholders should be aware that the issuance of additional shares of Common Stock and convertible Preferred Stock could have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. In addition, the Board of Directors will be permitted to authorize the issuance of one or more series of convertible preferred stock, such as the proposed issuance of Series A Shares, whose conversion rate is dependent on market price of the Company's Common Stock. As a result, the Company would be unable to calculate the exact amount of Common Stock that would be issuable upon conversion of such a series of convertible Preferred Stock. In addition, the issuance of the Common Stock, upon conversion of the preferred stock, could cause a downward pressure on the market price of the Common Stock, thereby requiring the Company to issue additional shares of Common Stock. Furthermore, future sales of substantial amounts of our Common Stock in the public market, or the perception that these sales might occur, could adversely affect the prevailing market price of the Company's Common Stock or limit the Company's ability to raise additional capital.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of August 29, 2000, by (i) each person who is known by the Company to beneficially own 5% or more of the Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group.

                                      NUMBER OF                       PERCENT OF
NAME                          SHARES BENEFICIALLY OWNED(1)            OF CLASS(2)
----                          --------------------------              -----------
Noreen Khan(3)                        1,761,435(4)                        12.9%
Lawrence Horwitz(5)                   1,040,000(6)                         7.6%
Ramsey Hakim(7)                         378,000(8)                         2.8%
Tariq Khan(9)                         3,201,667                           23.4%

All Officers and Directors            6,381,102(10)                       46.7%


Unless otherwise indicated, the address of each of the beneficial owners is 6033 West Century Boulevard, Suite 500, Los Angeles, CA 90045


-------------------

(1) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. All Shares of Common Stock subject to options or warrants are deemed outstanding for purposes of computing the percentage of any other person.
(2) These percentages are calculated on 11,840,959 outstanding shares of common stock plus 1,816,000 options and warrants that were granted to purchase shares of common stock, for a total of 13,656,959 shares.
(3)  President, Chief Financial Officer and Director of the Company.
(4) This amount does not include 3,201,667 shares that are held by Tariq Khan, son of Noreen Khan, and that are separately accounted for below; however this amount includes 394,000 options to purchase shares of the Company's common stock.
(5)  Secretary and Director of the Company.
(6) This amount includes 200,000 shares held in trust for Floyd and Frances Horwitz, parents of Lawrence Horwitz, 475,000 shares held by Strawberry Canyon Capital, Inc., an entity controlled by Lawrence Horwitz, and 25,000 shares held by Laguna Pacific Partners L.P., an entity whose general partner is Strawberry Canyon Capital, Inc., and 315,000 options to purchase shares of the Company's common stock.
(7)  Director and Chairman of the Board until October 3, 2000.
(8) This amount includes 28,000 options to purchase shares of the Company's common stock.
(9) This amount does not include 1,761,435 shares and 394,000 options to purchase shares of common stock of the Company that are held by Noreen Khan, mother of Tariq Khan, and that are separately accounted for above. This amount includes 66,667 shares held by Manhattan West, Inc., an entity controlled by Mr. Khan.
(10) This amount includes 3,201,667 shares that are held by Tariq Khan, son of Noreen Khan, and that are separately accounted for above.

                              FINANCIAL INFORMATION

The financial statements required to be included herein are attached hereto as ANNEX E.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following is management's discussion and analysis of iNetVisionz.com's financial condition and results of operations. Detailed information is contained in the financial statements included in this document. This section contains forward-looking statements that involve risks and uncertainties, such as statements of the company's plans, objectives, expectations and intentions. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.

SIX MONTHS ENDING JUNE 30, 2000 (UNAUDITED) COMPARED TO THE SIX MONTHS ENDING JUNE 30, 1999 (UNAUDITED).

Revenues for the six month period ended June 30, 2000 increased 88% to $2,691,139 from $1,429,305 in the year ago period. The revenue increase reflected strong demand in the technical training field. The Company formed a separate department in the quarter ended March 31, 2000, to create, develop and maintain web sites. The department earned $769,000 for the quarter ended June 30, 2000. Another department of the Company, iNet-Proz, which is an internship program for trainees to get real world hands on experience, started working full force in the quarter ended March 31, 2000.

The increase in gross profit from 60.5% in last year's six months ending June 30, 2000 to 75.5%, in the year ago period, reflects better management and cost control by the Company in the current period. The Company hired several instructors on a full time basis resulting in decrease in cost of sales percentage as compared to prior periods when the Company used outside contractors at three to four times cost of an on staff instructor. In addition the Company earned $769,000 in its new technology consulting segment which produced a higher than average gross margin due to the nature of the work performed.

Operating expenses increased to 65.2% revenue in the six months ended June 30, 2000 as compared to 68.2% of revenue in the last years period. The Company had $1,753,338 in operating expenses for the quarter ended June 30, 2000, as compared to $975,011 of such expense for the same period in 1999. The increase in operating expenses is primarily attributed to the increase in facilities and the increase in number of employees and key personnel to accommodate the growing needs of the Company. As a result of the above factors, net income increased $278,624 or $0.02 per share in 2000 from a loss of $109,928 or $0.01 per share.

THREE MONTHS ENDING JUNE 30, 2000 (UNAUDITED) COMPARED TO THE THREE MONTHS ENDING JUNE 30, 1999 (UNAUDITED).

Revenues for the three month period ended June 30, 2000 increased 139% to $1,681,505 from $703,594 in the year ago period. The revenue increase reflected strong demand in the technical training field. The Company formed a separate department in the quarter ended March 31, 2000, to create, develop and maintain web sites. The department earned $769,000 for the quarter ended June 30, 2000. Another department of the Company, iNet-Proz, which is an internship program for trainees to get real world hands on experience, started working full force in the quarter ended March 31, 2000.

The increase in gross profit from 59.9% in last year's three months ending June 30, 2000 to 81.9%, in the year ago period, reflects better management and cost control by the Company in the current period. The Company hired several instructors on a full time basis resulting in decrease in cost of sales percentage as compared to prior periods when the Company used outside contractors at three to four times cost of an on staff instructor. In addition the Company earned $769,000 in its new technology consulting segment which produced a higher than average gross margin due to the native of the work performance.

Operating expenses decreased to 63.3% revenue in the three months ended June 30, 2000 as compared to 67.7% of revenue in the last years period. The Company had $1,064,432 in operating expenses for the quarter ended June 30, 2000, as compared to $476,218 of such expense for the same period in 1999. The increase in operating expenses is primarily attributed to the increase in facilities and the increase in number of employees and key personnel to accommodate the growing needs of the Company.

As a result of the above factors, net income increased $278,624 or $0.02 per share in 2000 from a loss of $109,928 or $0.01 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2000, the Company had cash and cash equivalent balance of $86,916 as compared to $1,000 as of December 31, 1999.

The Company increased cash flows used in operations by $634,212 from $106,974 to $741,186 for the six months ended June 30, 1999 and 2000, due primarily to payments for a license and increased operating activity related to the Company's growth.

Net investing activities consumed $52,426 for the six months ended as compared to $121,577 in the corresponding period last year.

The Company intends to find future capital expenditures and working capital requirements through anticipated cash flows from operations. Although the Company believes that funding will be sufficient, the Company may also consider the use of funds from other external sources, including, but not limited to public or private offerings of debt or equity. The Company's auditors have issued a going concern opinion for the year ended December 31, 1999. While management believes that private sources of funding should be sufficient to continue as its operations, there is no guaranty that such funding will be available to the Company as needed or on terms favorable to the Company.

Cash provided by financing activities amounted to $879,528 as compared to $296,322 in the same period last year. The increase primarily reflects increased borrowing from related parties.

                                     ANNEX A

                     AMENDMENT TO THE ARTICLES OF INCORPORATION

                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                              INETVISIONZ.COM, INC.
                             A DELAWARE CORPORATION

FIRST: That at a meeting of the Board of Directors on INETVISIONZ.COM, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be read as follows:

           "The name of this Corporation shall be "iNetVisionz, Inc."

        RESOLVED FURTHER, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be read as follows:

        "The Corporation shall be authorized to issue 100,000,000 (One Hundred Million) shares of Common Stock at $0.001 par value. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders and to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available therefor. The Corporation shall also be authorized to issue 10,000,000 (Ten Million) shares of Preferred Stock at $0.001 par value issuable in one or more series with such powers, designations, preferences, rights, qualifications, limitations or restrictions as may be determined in the board's sole discretion, with no further authorization by shareholders required for the creation and issuance thereof. When required by law and in accordance with the provisions of Section 151 of the General Corporations Law of the state of Delaware, the board of directors of the Corporation shall have the express authority to execute, acknowledge and file a certificate of designations setting forth, any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the stock."

SECOND:   That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:   That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS THEREOF, the undersigned do make, file and record this Certificate and do hereby certify that the facts herein stated are true and they have accordingly hereunto set their hands this day of _____________, A. D. 2000.


By:      /s/ Noreen Khan                  By:      /s/ Lawrence Horwitz
   --------------------------------          ---------------------------------
Noreen Khan, President                    Lawrence Horwitz, Secretary

                                     ANNEX B

              CERTIFICATE OF DESIGNATIONS FOR SERIES A PREFERRED STOCK

                                STATE OF DELAWARE

                          CERTIFICATE OF DESIGNATION OF

                            SERIES A PREFERRED STOCK

                                       OF

                             INETVISIONZ.COM, INC.,
                             A DELAWARE CORPORATION

                                       A.

                                  CERTIFICATION

        Noreen Khan and Lawrence Horwitz certify that they are President and Secretary, respectively, of Inetvisionz.com, Inc., a Delaware corporation (the "Corporation"), and that, pursuant to the Corporation's Articles of Incorporation, as amended, and Delaware General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions on August 29, 2000; at which point none of the Series A Preferred Stock had been issued.

                                       B.

                            SERIES A PREFERRED STOCK

        1. CREATION AND DESIGNATION OF SERIES A PREFERRED STOCK. The Corporation is authorized to issue 10,000,000 (Ten Million) shares of preferred stock, $.001 par value, of which 2,000,000 (Two Million) shares are designated as the Series A Preferred Stock (the "Shares"), having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

        2. PRIORITY VALUE. The Shares will have preference in liquidation distributions (to the extent of the Offering Price per Share) over the Company's Common Stock. In the event of any Liquidation Event, the holders of Shares will be entitled to receive $1.00 per Share before the holders of Common Stock receive any distributions. A "LIQUIDATION EVENT" means any liquidation, dissolution or winding-up of the Company.

        3. CONVERSION RIGHTS. Each Share is convertible into one share of the Company's Common Stock. In the event the shares of common stock of the Company close at a trading price (the average between the bid and ask) of at least $1.50 for 15 consecutive trading days, then the Company shall have the right to require the conversion of the preferred stock in accordance with the terms of this Memorandum. If the gross revenues of the Company for calendar 2000 are $5.0 million or greater, there will be no adjustment to the conversion ratio. If such gross revenues are less than $5.0 million, the conversion ratio will be reduced on a pro rata basis. For example, if the 2000 gross revenues are $4.0 million, the conversion ratio will be reduced by 20% so that four Shares shall be convertible into five shares of common stock.

        4. DIVIDENDS. Each Share has a quarterly cumulative dividend of $.025 per share accruing each January 1, April 1, July 1 and October 1, commencing on October 1, 2000. The dividend accrual on October 1, 2000 and January 1, 2001 will be pro rated to actual date of issuance.

        5. REGISTRATION RIGHTS. The Company is obligated to register the underlying shares of Common Stock in any subsequent registration statement filed by the Company with the Securities and Exchange Commission, so that holders of the Convertible Preferred Stock shall, after conversion into Common Shares, be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company are being sold pursuant to any such registration statement, subject to lock-up provisions as may be proposed by the underwriter or the Company, not to exceed 90 days from the effective date of such registration statement (the "Piggyback Registration Right").

        6. VOTING. The Shares will be entitled to votes equal to the number of shares of Common Stock into which such Shares are convertible.

        7. PROTECTIVE RIGHTS. The conversion ratio of the Shares will be adjusted in the event of any stock splits, stock dividends, or other adjustments to the Company's capital structure.

        8. INFORMATION RIGHTS. The Company will provide holders of Shares with all notices, reports and other information provided the holders of the Company's Common Stock.

        9. RESTRICTIONS ON TRANSFERABILITY. The Shares offered hereby have not been registered pursuant to the Securities Act and are offered for sale under applicable exemptions from registration. Persons acquiring Shares must acknowledge their understanding that they may not transfer or dispose of such securities unless the shares are registered or an exemption from registration is then available, in the opinion of counsel to the Company.

        The Shares, when issued, will be "RESTRICTED SECURITIES" as defined in Rule 144 and generally may be sold publicly only after a registration statement becomes effective, in reliance upon Rule 144, or in reliance on another applicable exemption from registration requirements of the Securities Act. The discussion of restrictions on transferability set forth herein is not intended to be comprehensive. A prospective investor should consider consulting with legal counsel concerning the consequences of ownership of restricted securities.

        10. NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

               a. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               b. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock

        11. NOTICES OF RECORD DATE. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        12. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval on any necessary amendment to these articles.

        13. NOTICES. Any notice required to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation. Further, the Corporation will provide holders of Series A Preferred Stock with all notices, reports and other information provided to the holders of the Corporation's Common Stock.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series A Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this __th day of _______, 2000.




     /s/ Noreen Khan
----------------------------------
Noreen Khan, President




     /s/ Lawrence Horwitz
----------------------------------
Lawrence Horwitz, Secretary

                                     ANNEX C

                       ACTION BY MAJORITY WRITTEN CONSENT

                             OF THE SHAREHOLDERS OF

                              INETVISIONZ.COM, INC.

                             a Delaware Corporation

                                 WRITTEN CONSENT

                              OF THE SHAREHOLDERS OF

                               INETVISIONZ.COM, INC.

                              A DELAWARE CORPORATION

                                IN LIEU OF MEETING

        The undersigned shareholders of Inetvisionz.com, Inc. (the "Company"), acting pursuant to Section 228 of Delaware General Corporations Law, hereby consent to take the following actions and adopt the following resolution effective as of August 29, 2000.

COMPANY'S NAME CHANGE

         WHEREAS, the Board of Directors has resolved that it is in the best interest of the Company to delete the ".com" suffix from the Company's name and rename the Company "iNetVisionz, Inc.";

         WHEREAS, such resolution is now subject to shareholders' approval;

         NOW, THEREFORE, IT IS HEREBY

         RESOLVED, that shareholders approve the board of directors' resolution whereby the Company's name shall be changed to "iNetVisionz, Inc.";

         RESOLVED FURTHER, that the shareholders approve the board of directors' resolution whereby officers of the Company shall take any and all necessary steps to effectuate the Company's name change;

         RESOLVED FURTHER, that the shareholders approve the board of directors' resolution whereby appropriate officers are authorized to file any and all documents with the Securities and Exchange Commission that are necessary to reflect this change.

INCREASE IN AUTHORIZED STOCK

        WHEREAS, the Board of Directors has resolved that subject to approval by a majority of the shareholders, effective as of the date hereof, the articles of incorporation shall be amended to increase the authorized stock to 100,000,000 (One Hundred Million) shares of common stock at $0.001 par value with voting, dividends and liquidation rights as indicated in the hereto attached EXHIBIT "A";

        RESOLVED that the Shareholders of the Corporation approve this resolution.

AUTHORIZATION OF PREFERRED STOCK

        WHEREAS, the Board of Directors resolved that subject to approval by a majority of the shareholders, effective as of the date hereof, the articles of incorporation shall be amended to authorize 10,000,000 (Ten Million) shares of Preferred Stock at $0.001 par value;

        RESOLVED that the Shareholders of the Corporation approve this resolution.

DESIGNATION OF SERIES A PREFERRED STOCK

        WHEREAS, the Board of Directors resolved that, subject to approval by a majority of the shareholders, effective as of the date hereof that the articles of incorporation shall be amended to designate 2,000,000 (Two Million) shares of its authorized Preferred Stock as Series A Preferred Stock at $0.001 par value;

        RESOLVED that the Shareholders of the Corporation approve this resolution.

AUTHORITY TO EXECUTE CERTIFICATE OF DESIGNATION

        WHEREAS, the Board of Directors resolved that subject to shareholders' approval, the articles of incorporation of the Corporation shall be amended to authorize the board of directors of the Corporation to execute, acknowledge and file a certificate of designations setting forth, any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the stock as required by law and in accordance with the provisions of Section 151 of the General Corporations Law of the state of Delaware;

        RESOLVED that the Shareholders of the Corporation approve this resolution.

EXECUTION OF CERTIFICATE OF DESIGNATION

        WHEREAS, the Board of Directors has designed, directed the drafting of, reviewed and approved the Certificate of Designation of Series A Preferred Stock for the Corporation containing the rights, privileges, and preferences of the Series A Preferred Stock which is attached hereto as EXHIBIT "B" (the "Certificate");

        WHEREAS the Board of Directors, subject to approval by a majority of the shareholders, has approved and authorized in its entirety the Certificate, a copy of which is attached hereto as EXHIBIT "B".

        RESOLVED that the Shareholders of the Corporation approve this resolution.

RATIFICATION OF ACTIONS

        RESOLVED, that all actions taken by the directors of the Company at the last meeting of the Directors be, and they hereby are ratified, approved and confirmed in all respects; except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Company.

        RESOLVED, that the authority given hereunder shall be deemed retroactive and any and all agreements, instruments and documents, and all amendments thereto, and acts authorized hereunder executed, delivered or performed prior to the passage of these resolutions are hereby confirmed, ratified and approved.

        RESOLVED FURTHER, that the Secretary of the Company is authorized to certify a copy of these resolutions and deliver the same as evidence of the foregoing authorization to act on behalf of the Company.

        The undersigned hereby consent to this action and the resolutions set forth above and direct and authorize that a copy of this Written Consent of Shareholders in Lieu of Meeting be placed by the Company's secretary with the minutes of the proceedings of the shareholders in the official records of the Company.

Dated: August 29, 2000





                            [SIGNATURE PAGE FOLLOWS]

                                 SIGNATURE PAGE


SHAREHOLDER                            SHARES HELD                        SIGNATURE
-----------                            -----------                        ---------
Noreen Khan                            1,367,435                          /s/ Noreen Khan
-------------                                                             -------------------------

Tariq Khan                             3,135,000                          /s/ Tariq Khan
-------------                                                             -------------------------

Manhattan West, Inc.                      66,667                          /s/ Tariq Khan
---------------------                                                     -------------------------
                                                                          By: Tariq Khan
                                                                          Its: President

Ramsey Hakim                             350,000                          /s/ Ramsey Hakim
                                                                          -------------------------

Knightrider Investments, Inc.            333,333                          /s/ John King
                                                                          -------------------------
                                                                          By:
                                                                             ----------------------
                                                                          Its:
                                                                              ---------------------

Lawrence Horwitz                          40,000                          /s/ Lawrence W. Horwitz
                                                                          -------------------------

Floyd & Frances Horwitz Trust            200,000                          /s/ Floyd Horwitz
                                                                          -------------------------
                                                                          By:
                                                                             ----------------------
                                                                          Its: Trustee

Strawberry Canyon Capital, Inc.          475,000                          /s/ Lawrence Horwitz
                                                                          -------------------------
                                                                          By: Lawrence Horwitz
                                                                          Its: President

TOTAL VOTING SHARES                         5,967,435  (50.4%)
TOTAL OUTSTANDING SHARES                    11,840,959  (100%)

                                     ANNEX D

                       ACTION BY UNANIMOUS WRITTEN CONSENT

                               OF THE DIRECTORS OF

                              INETVISIONZ.COM, INC.

                             a Delaware Corporation

                               WRITTEN CONSENT OF

                            THE BOARD OF DIRECTORS OF

                              INETVISIONZ.COM, INC.

                             A DELAWARE CORPORATION

                               IN LIEU OF MEETING

        The undersigned constituting all of the Board of Directors of Inetvisionz.com, Inc. (the "Corporation"), acting pursuant to Section 141(f) of the Delaware General Corporation Law, hereby consent to take the following actions and adopt the following resolutions effective as of August 29, 2000.

CORPORATION'S NAME CHANGE

        WHEREAS, the Corporation is in the business of providing educational training and consulting services, mainly through classroom based instruction at its Los Angeles physical facility;

        WHEREAS, the Board of Directors believes that the ".com" suffix does not accurately characterize the present operations of the Corporation;

        WHEREAS, the Board of Directors believes that it is in the best interest of the Corporation to delete the ".com" suffix from the Corporation's name and rename the Corporation "iNetVisionz, Inc.";

        RESOLVED, that subject to the approval of shareholders, the Corporation's name shall be changed to "iNetVisionz, Inc.";

        RESOLVED FURTHER, that the board of directors authorizes the appropriate officers of the Corporation to take any and all necessary steps to effectuate the Corporation's name change;

        RESOLVED FURTHER, that the appropriate officers are authorized to file any and all documents with the Securities and Exchange Commission that are necessary to reflect this change.

INCREASE IN AUTHORIZED STOCK

        WHEREAS, the Corporation currently has 71,428,572 (Seventy One Million Four Hundred Twenty Eight Thousand Five Hundred Seventy Two) shares of authorized stock,

        WHEREAS, the Board of Directors deems it to be in the best interest of the Corporation to amend the articles of incorporation of the Corporation to increase the authorized stock to 100,000,000 (One Hundred Million) shares of common stock at $0.001 par value with voting, dividends and liquidation rights as indicated in the hereto attached EXHIBIT "A";

        RESOLVED, that subject to approval by a majority of the shareholders, effective as of the date hereof, the articles of incorporation shall be amended to increase the authorized stock to 100,000,000 (One Hundred Million) shares at $0.001 par value with voting, dividends and liquidation rights as indicated in the hereto attached EXHIBIT "A".

AUTHORIZATION OF PREFERRED STOCK

        WHEREAS, the Corporation currently does not have any authorized shares of Preferred Stock;

        WHEREAS, the Board of Directors deems it to be in the best interest of the Corporation to amend the articles of incorporation of the Corporation to authorize 10,000,000 (Ten Million) shares of Preferred Stock at $0.001 par value

        RESOLVED, that, subject to approval by a majority of the shareholders, effective as of the date hereof that the articles of incorporation shall be amended to authorize 10,000,000 (Ten Million) shares of Preferred Stock at $0.001 par value.

DESIGNATION OF SERIES A PREFERRED STOCK

        WHEREAS, the Board of Directors deems it to be in the best interests of the Corporation to amend the article of incorporation of the Corporation to designate 2,000,000 (Two Million) shares of its authorized Preferred Stock as Series A Preferred Stock at $0.001 par value;

        RESOLVED, that, subject to approval by a majority of the shareholders, effective as of the date hereof that the articles of incorporation shall be amended to designate 2,000,000 (Two Million) shares of its authorized Preferred Stock as Series A Preferred Stock at $0.001 par value.

AUTHORITY TO EXECUTE CERTIFICATE OF DESIGNATION

        WHEREAS, the board of directors believes that it is in the best interest of the Corporation to amend the article of incorporation of the Corporation to authorize the board of directors of the Corporation to execute, acknowledge and file a certificate of designations setting forth, any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the stock as required by law and in accordance with the provisions of Section 151 of the General Corporations Law of the state of Delaware;

        RESOLVED, that subject to shareholders' approval, the articles of incorporation of the Corporation shall be amended to authorize the board of directors of the Corporation to execute, acknowledge and file a certificate of designations setting forth, any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the stock as required by law and in accordance with the provisions of Section 151 of the General Corporations Law of the state of Delaware.

EXECUTION OF CERTIFICATE OF DESIGNATION

        WHEREAS, the Corporation intends to issue 1,833,333 shares of Series A Preferred Stock;

        WHEREAS, prior to issuing these shares any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on these shares shall be set forth in a certificate of designations in accordance with the provisions of Section 151 of the General Corporations Law of the state of Delaware;

        WHEREAS, the Board of Directors has designed, directed the drafting of and reviewed the Certificate of Designation of Series A Preferred Stock for the Corporation containing the rights, privileges, and preferences of the Series A Preferred Stock which is attached hereto as EXHIBIT "B" (the "Certificate").

        RESOLVED, that, subject to approval by a majority of the shareholders, the Certificate, a copy of which is attached hereto as EXHIBIT "B", is approved and authorized in its entirety by the Corporation effective as of the date hereof.

        RESOLVED FURTHER, that the appropriate officers are authorized to file any and all documents with the Securities and Exchange Commission that are necessary to reflect this transaction.

 RATIFICATION OF ACTIONS

        RESOLVED, that all actions taken by the officers and directors of the Corporation since the last meeting of the Directors be, and they hereby are ratified, approved and confirmed in all respects; except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Corporation.

IN WITNESS WHEREOF, the undersigned have set forth their hand as of this 29th day of August 2000.



  /s/ Ramsey Hakim
-----------------------------
RAMSEY HAKIM, Director and
Chairman of the Board



  /s/ Noreen Khan
-----------------------------
NOREEN KHAN, Director



  /s/ Lawrence Horwitz
-----------------------------
LAWRENCE HORWITZ, Director

                                     ANNEX E
                             FINANCIAL DATA SCHEDULE



INETVISIONZ.COM, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2000 AND DECEMBER 31, 1999
(AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                                       (Unaudited)
                                                           June 30      December 31
                                                              2000             1999
                                                              ----             ----
ASSETS
CURRENT ASSETS
    Cash                                                $   86,916      $     1,000
    Cash-restricted                                             --          107,957
    Accounts receivable,
      net of allowance for doubtful accounts
      of $150,000 as of June 30, 2000 and
      $112,941 as of December 31, 1999                     755,918          333,639
    Common stock receivable                                     --           50,000
    Inventory                                               36,791               --
    License                                                250,000               --
    Other current assets                                    78,267           23,220
                                                   --------------------------------
         Total Current Assets                            1,207,892          515,816

PROPERTY AND EQUIPMENT, net of accumulated
depreciation and amortization                              473,353          402,396

OTHER ASSETS:
    Customer lists, net                                    177,436          205,436
    Product license, copyrights, trademark
    and concept, net                                       158,425          183,425
    Covenant not to compete, net                            31,685           36,685
    Loan receivable-related party                           14,500           12,750
    Investment in non-marketable equity securities       1,125,000               --
                                                   ---------------      -----------

         Total Assets                                  $ 3,188,291      $ 1,356,508
                                                   ================================


The accompanying notes are an integral part of the financial statements.

INETVISIONZ.COM, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
AS OF JUNE 30, 2000 AND DECEMBER 31, 1999
(AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                                        (unaudited)
                                                           June 30      December 31
                                                              2000             1999
                                                        ------------    -----------
LIABILITIES AND SHAREHOLDER'S DEFICIT
CURRENT LIABILITIES

    Accounts payable and accrued expenses             $  1,223,449      $ 1,164,457
    Deferred consulting revenues                           675,000               --
    Deferred tuition                                        27,000           90,451
    Loan payable, bank                                          --          100,015
    Notes payable, related parties, net of
      debt discount                                        451,333          250,000
    Advances, related parties                              429,543               --
    Convertible debt, net of debt discount                 234,157               --
                                                    -------------------------------
         Total Current Liabilities                       3,040,482        1,604,923

STOCKHOLDERS' DEFICIT
    Common stock; $0.001 par value,
    71,428,571 shares authorized,
    11,207,626 shares issued and outstanding                11,207           11,207
    Additional Paid in Capital                           3,169,810        3,052,210
    Accumulated Deficit                                 (3,033,208)      (3,311,832)
                                                   ---------------------------------
         Total Stockholders' deficit                       147,809         (248,415)
                                                   ---------------------------------

    Total Current Liabilities and
    Stockholder's deficit                             $  3,188,291      $ 1,356,508
                                                    ================================

The accompanying notes are an integral part of the financial statements.

INETVISIONZ.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2000 AND JUNE 30, 1999 (AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                                        (unaudited)          (unaudited)
                                                        Six months ended     Six months ended
                                                        June 30, 2000        June 30, 1999
                                                        ----------------     ----------------
         NET REVENUES                                   $     2,691,139      $ 1,429,305

         COST OF REVENUES                                       659,177          564,222
                                                        ---------------      ----------------

         GROSS PROFIT                                         2,031,962          865,083

         OPERATING EXPENSES                                   1,753,338          975,011
                                                        ---------------      ----------------

         NET INCOME (LOSS)                              $       278,624      $  (109,928)
                                                        ---------------      ----------------

         NET INCOME (LOSS) PER SHARE                    $          0.02      $     (0.01)
                                                        ---------------      ----------------
         basic and diluted

         WEIGHTED AVERAGE NUMBER OF SHARES
         OUTSTANDING
         basic and diluted                                   11,207,626        8,358,358
                                                        ---------------      ----------------

                                                         (unaudited)                (unaudited)
                                                     Three months ended           Three months ended
                                                        June 30, 2000               June 30, 1999
                                                        ---------------             -------------
         NET REVENUES                                   $     1,681,505             $   703,594

         COST OF REVENUES                                       304,312                 282,269
                                                        ---------------             -------------

         GROSS PROFIT                                         1,377,193                 421,325

         OPERATING EXPENSES                                   1,064,432                 476,218
                                                        ---------------             -------------

         NET INCOME (LOSS)                              $       312,761             $   (54,893)
                                                        ---------------             -------------

         NET INCOME (LOSS) PER SHARE                    $          0.03             $     (0.01)
                                                        ---------------             -------------
         basic and diluted

         WEIGHTED AVERAGE NUMBER OF SHARES
         OUTSTANDING
         basic and diluted                                   11,207,626               8,697,253
                                                        ---------------             -------------

The accompanying notes are an integral part of the financial statements.

INETVISIONZ.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND JUNE 30, 1999
(AMOUNTS EXPRESSED IN U.S. DOLLARS)

                                                                             (Unaudited)       (Unaudited)
                                                                                as at             as at
                                                                             June 30, 2000     June 30, 1999
                                                                             -------------     -------------
         CASH FLOWS (USED FOR) OPERATING ACTIVITIES:
         Net income (loss)                                                   $   278,624         $  (109,928)
                                                                             -------------     --------------
         ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH (USED IN)
         OPERATING ACTIVITIES:
         Depreciation and amortization                                           145,676              94,111
         Non-cash revenue                                                       (450,000)                 --
         Estimated value of options granted to employees                          25,000                  --
         Debt discount amortization                                               28,090                  --
         Changes in operating assets and liabilities
         Accounts receivable, net                                               (422,279)           (100,824)
         License                                                                (250,000)                 --
         Other current assets                                                    (91,838)             32,237
         Accounts payable and accrued expenses                                    58,992             (29,955)
         Deferred tuition revenue                                                (63,451)              7,385
                                                                             -------------     --------------

              Total adjustments                                               (1,019,810)              2,954
                                                                             -------------       -----------
              Net cash used in operating activities                             (741,186)           (106,974)
                                                                             -------------       ------------

         CASH FLOWS FROM INVESTING ACTIVITIES:
         Cash-restricted (restriction released)                                  107,957                  --
         Advances on loan receivable                                              (1,750)            (44,116)
         Payments to acquire property, equipment and intangibles                (158,633)            (77,461)
                                                                             -------------       ------------

              Net cash used in investing activities                              (52,426)           (121,577)
                                                                             -------------       ------------

         CASH FLOWS FROM FINANCING ACTIVITIES:
         Proceeds from advances payable, related parties                         429,543             296,322
         Proceeds from notes payable, related parties                            250,000                  --
         Repayment of loan payable, bank                                        (100,015)                 --
         Proceeds from collection of common stock receivable                      50,000                  --
         Proceeds from convertible debt                                          250,000                  --
                                                                             -------------       -----------
              Net cash provided by financing activities                          879,528             296,322
                                                                             -------------       -----------

         NET INCREASE (DECREASE) IN CASH                                          85,916              67,771

         CASH, beginning of year                                                   1,000               7,160
                                                                             -------------       -----------

         CASH, end of year                                                        86,916              74,931
                                                                             =============       ===========

See the accompanying notes to consolidated financial statements for non-cash financing and investing activities. The accompanying notes are an integral part of the financial statements.

                                INETVISIONZ.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (UNAUDITED FOR THE 6 MONTHS ENDED JUNE 30, 2000 & 1999)


NOTE 1   BASIS OF PRESENTATION


         The financial statements of iNetVisionz.com (the "Company") for the three and six months ended June 30, 2000 and 1999 are unaudited. Certain information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been omitted. These financial statements should be read in conjunction with the audited financial statements and notes thereto as of and for the year ended 12/31/99 included in the Company's Form 10. In the opinion of management, the financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company for the periods presented. The interim operating results may not be indicative of operating results for the full year or for any other interim periods.


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION:

The accompanying consolidated financial statements include the accounts of Inetvisionz.com, Inc. (the "Parent"), and its wholly owned subsidiaries. All material intercompany transactions have been eliminated in consolidation.

BUSINESS ACTIVITY:

The Company is in the business of providing technology training services in technology consulting, and technology job placement services. The foundation in training, "Train, Skill & Development", refers to the Company's migration towards a full service technology training and service information provider.

REVENUE RECOGNITION:

TUITION REVENUES

The Company recognizes tuition revenue from corporate and individual customers (excluding JTPA and ETP) as services are performed over the term of each enrollment, usually ranging from 1 week to 20 weeks.

The Company also provides tuition services and technical training under Federal and State funded Job Training Programs, which are as follows:

Job Training Placement Act ("JTPA"): The Company currently has yearly contracts with nine Southern California organizations under the JTPA. Pursuant to these agreements, the Company recognizes tuition revenue at various stages as services are performed, which are as follows:

25% - Upon enrollment in the training program and attainment of one learning objective of core training (not less than 15 hours) and submission of verification of enrollment, timesheets and corresponding invoice by the Company to the respective agency.

50% - Upon satisfactory completion of at least 50% of the designated course hours and competencies as outlined in the course curriculum and attainment of test scores or achievement levels prescribed in the curriculum. The Company is responsible for submitting corresponding timesheets, performance evaluations and test scores documenting activity and related invoice to the respective agency.

25% - Upon satisfactory completion of the remaining curriculum hours and being placed in unsubsidized employment of 8 hours or more. The Company is responsible for submitting corresponding timesheets, correspondence documenting activity, evidence of employment with certain information and related invoice to the respective agency.

Employment Training Panel ("ETP") - The Company currently has a contract under the ETP and is funded by the State of California. Pursuant to this agreement, the Company recognizes tuition revenue at various stages as services are performed, which are as follows:

20% - Upon services rendered in connection with enrollment of students in the training program and submission of verification of enrollment, timesheets and corresponding invoice by the Company to the respective agency.

80% - Upon satisfactory completion of the curriculum hours and continual employment for 91 consecutive days after placement by the Company. The Company is responsible for submitting corresponding timesheets, correspondence documenting activity, evidence of employment with certain information and related invoice to the respective agency.

CONSULTING REVENUES

The Company plans to provide computer consulting and technical support on internal computer networks on an hourly basis, temporary placement of technical personnel in exchange for a percentage of their hourly wage rates, and permanent placement of technical personnel with the Company's customers at revenue amounts to be determined on an individual basis.

The Company plans to implement primarily internet based business plans developed internally and externally. The Company recognizes revenues at various stages of the business plan development process as outlined in each individual agreement.

DEFERRED TUITION REVENUES

Deferred revenue represents amounts received as non-refundable deposits on student enrollments for which the revenue is not yet recognizable as the services have not yet been performed. The deposits received are non-refundable. However, the Company honors delayed enrollments at a future date, for as long as a timely notice as determined on an individual basis is provided to the Company.

DEFERRED CONSULTING REVENUES

Deferred consulting revenues represents amounts received for providing computer consulting and technical support that has not yet been earned.

INVESTMENT IN NON-MARKETABLE EQUITY SECURITIES:

The Company owns 50% of the outstanding common stock of LiquidationBid.com, a start-up company. This investment is accounted for by the equity method, as the Company does not have control.

There is no cost basis in this investment and there are no assets, liabilities nor operating activities of the investee. Pursuant to APB 18, "The Equity Method of Accounting for Investments in Common Stock," there are no recorded amounts included in the financial statements.

The Company entered into an agreement with RxAlternative.com in which it received stock as compensation for services provided that the Company valued at $1,125,000 (see Note 7).

LICENSE

The Company paid $250,000 in June 2000 for a 12 month license agreement with a software company, which will be amortized over the contractual life of the agreement.

NET LOSS PER SHARE:

Basic and diluted net loss per share have been calculated based upon the weighted average number of common shares outstanding during the period. Common equivalent shares have been excluded from the calculation of diluted earnings per share in 2000 and 1999 as their impact would be anti-dilutive.

SEGMENT:

As substantially all the Company's operations occur at the subsidiary level, and based on the Company's integration and management strategies, the Company currently believes it operates in two business segments, which are as follows:

                - Provide education through the distant learning environment using the internet and traditional classroom setting;

                - Provide corporations e-commerce solutions through web consulting.

See Note 10 for segment disclosures.

RECENT ACCOUNTING PRONOUNCEMENTS:

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. The effective date of this pronouncement is the fourth quarter of the fiscal year beginning after December 15, 1999. The Company believes that adopting SAB 101 will not have a material impact on its financial position and results of operations.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"). "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

NOTE 3  GOING CONCERN

        The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. This factor raises substantial doubt about the Company's ability to continue as a going concern.


        Management recognizes that the Company must generate additional resources to enable it to continue operations. The Company intends to begin recognizing significant revenues during early 2000. Management's plans also include the sale of additional equity securities and debt financing from related parties. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and will have to cease operations.

NOTE 4  MAJOR CUSTOMERS

        During the six months ended June 30, 2000, revenues from the three largest customers accounted for approximately 45% of total revenues. Revenues from a related party accounted for approximately 9% of revenues for the six months ended

June 30, 2000. Included in accounts receivable at June 30, 2000 is approximately $529,000 due from these customers.

NOTE 5  PAYABLES TO RELATED PARTIES

        The Company has various notes payable and advances to related parties. The notes payable consists of the following at June 30, 2000:

        Unsecured promissory notes, bearing interest at 8% per
        annum, principal and interest due on the maturity date.
        Pursuant to this agreement, the maturity date shall be one year from the execution date of the promissory note
        (December 2000) or the raising of at least $1 million in
        equity financing, whichever is earlier.
                                                                        $250,000

        Unsecured promissory notes, bearing interest at 9% per
        annum, principal and interest due on the maturity date.
        Pursuant to this agreement, the maturity date shall be one year from the execution date of the promissory note (March
        2001), net of unamortized discount of $48,667.
                                                                        $201,333
                                                                         -------
                                                                        $451,333
                                                                         =======

        The total interest expense on the above notes for the three and six month periods ended June 30, 2000 was approximately $10,000 and $17,500, respectively.



        In addition, in connection with the 9% unsecured promissory notes, the Company issued warrants to purchase a total of 100,000 shares of common stock at $0.80 per share, expiring March 2003, immediately exercisable. The warrants were valued at $73,000 (based on Black-Scholes computation under SFAS 123) which was recorded as a debt discount and will be amortized over the life of the promissory note. The related interest expense recognized for the debt discount amortization. For the three and six month periods ended June 30, 2000 was approximately $24,000.



        In addition, the Company, from time to time, received advances from other related parties. The advances from related parties are unsecured, non-interest bearing and payable on demand. At June 30, 2000, the advances amounted to $429,543.


NOTE 6  CONVERTIBLE DEBENTURES

        In June 2000, the Company issued a $250,000 secured convertible debenture bearing interest at a rate of 8%. The notes are convertible at one share of Company common stock per $.75 principal amount of the debenture or 70% of the five day average of the ask price per share of the Company's common stock based on the five days preceding the notice of intent to convert.


        In connection with this discounted conversion feature the Company recorded $19,600 of debt discount. The Company will amortize the debt discount over the period the debt was issued to the date it becomes exercisable and has recognized from the date $3,757 in interest expense for the three and six months ended June 30, 2000 in the accompanying Statement of Operations.

NOTE 7  CONTRACTS


        The Company entered into agreements with RxAlternative.com, Inc.("RxAlternative") to develop two websites starting January 2000 and provide monthly technical support and maintenance services over a period of one year. Pursuant to these agreements, the Company received 750,000 shares of RxAlternative's (a private company) restricted common shares (4.17% undiluted interest of RxAlternative) valued at $1.50 per share (based on recent private sales of RxAlternative stock) for a total revenues of $1,125,000, $675,000 of which was deferred at June 30, 2000. The Company was also granted 100,000 stock options to purchase 100,000 shares of common stock at $1.00 per share. The Company will also receive $10,000 per month for maintenance services for up to 40 man-hours of services rendered and plans to record this revenue over the term of the agreement upon satisfactory completion of services and acceptance by RxAlternative.

        In June 2000, the Company entered into an agreement with a company that is owned by a member of the Company's board of directors to develop three websites for $250,000 which was recognized as revenue in the period ended June 30, 2000.

NOTE 8  STOCK OPTIONS


         During the six months ended June 30, 2000, the Company issued 1,000,000 shares to an employee resulting in compensation expense of $250,000 which the Company will recognize over the 5 years vesting of options. For the three and six month periods ended June 30, 2000, the Company has recognized $25,000 of expense.


         In addition, the Company issued 100,000 warrants in connection with the related party notes (see Note 5).

NOTE 9  PAYROLL TAX LIABILITY


         n April 2000, the Company negotiated a payment plan on its delinquent payroll taxes including approximately $154,000 in interest and penalties. Under the payment plan, the Company will make monthly payments of $15,000 until the liability is fully paid off. The related liability at June 30, 2000 is approximately $550,000.




NOTE 10  SEGMENT INFORMATION

The Company's principal segments are:

        - Provide education through distant learning environment using the internet and traditional classroom settings.

        -   Provide corporations e-commerce solutions through web consulting.

Financial information about industry segments as of and for the six months ended June 30, 2000 and 1999 is as follows:

                                                     Six Months ended June 30,

                                                   2000                    1999
                                              ----------------        ----------------
Operating revenues:
     Education                               $      1,922,139        $       1,429,305
     Technological consulting                         769,000                        -
                                              ---------------         ----------------


                                       E-9

     Total operating revenues                $      2,691,139        $       1,429,305
                                              ===============         ================

Operating income (loss):
     Education                               $        (46,217)       $        (109,928)
     Technological consulting                         324,841                        -
                                              ---------------         ----------------

     Net operating income (loss)             $        278,624        $        (109,928)
                                              ===============         =================

Identifiable assets:
     Education                               $      1,790,615        $       1,766,931
     Technological consulting                       1,397,676                        -
                                              ---------------         ----------------

     Total                                   $      3,188,291        $       1,766,931
                                              ===============         ================

Operating income (loss) is revenues minus operating expenses.

Identifiable assets by segment are assets used in or otherwise identifiable with the Company's operations in each segment.


                                       E-10